Exhibit 99.1

News Release

FMC Technologies Inc
1803 Gears Road
Houston, TX 77067

For Release: Immediate

Investors	Rob Cherry (281) 591-4560
Media	Ellen Bates (281) 445-6559

FMC Technologies to Present at the
Capital One Southcoast 2007 Energy Conference

HOUSTON, November 28, 2007 – FMC Technologies, Inc. (NYSE: FTI) announced today that Peter D. Kinnear, President and Chief Executive Officer, will address attendees at the following event:

Analyst Conference: Capital One Southcoast 2007 Energy Conference

Windsor Court Hotel

300 Gravier Street

New Orleans, LA 70130

Tuesday, December 4 at 10:15 a.m. CST

Presentation: Presentation slides will be available at the time of the event and can be accessed using the following URL: http://ir.fmctechnologies.com.

FMC Technologies, Inc. (NYSE:FTI) is a leading global provider of technology solutions for the energy industry and other industrial markets. The Company designs, manufactures and services technologically sophisticated systems and products such as subsea production and processing systems, surface wellhead systems, high pressure fluid control equipment, measurement solutions, and marine loading systems for the oil and gas industry. The Company also produces food processing equipment for the food industry and specialized equipment to service the aviation industry. Twice named as the Most Admired Oil and Gas, Equipment Service Company by FORTUNE magazine, FMC Technologies employs approximately 12,000 people and operates 33 manufacturing facilities in 19 countries. For more information please visit www.fmctechnologies.com.

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